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     As filed with the Securities and Exchange Commission on March 31, 2000



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2000



                                   CAPRI CORP.
             (Exact Name of Registrant as Specified in its Charter)



    MINNESOTA              0-28511                        41-1704533
(State or other    (Commission File Number)   (IRS Employer Identification No.)
Jurisdiction of
 Incorporation)

    2301 WEST 22ND STREET, SUITE 203, OAK BROOK, ILLINOIS        60523
           (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (630) 645-0145


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS


     Capri Corp., a leading supplier of specialized enterprise resource planning (S/ERP) software to the printed circuit board (PCB) manufacturing industry, announced today that its newly formed wholly-owned subsidiary, InterConexus.com, Inc., has filed a Registration Statement to register its common stock under
Section 12(g) of the Securities Exchange Act of 1934, as amended. Upon effectiveness of the Registration Statement, Capri currently intends to distribute all the shares of InterConexus.com to the shareholders of Capri in a taxable distribution. In the event of such a distribution, the common stock of InterConexus.com would be subject to extensive transfer restrictions. InterConexus.com was formed by Capri in March 2000 in order to pursue certain e-commerce opportunities within the global electronic interconnect industry. Capri currently expects its shareholders to receive one share of InterConexus.com common stock for each share of Capri common stock. Capri currently expects the distribution to be effectuated during the second calendar quarter of 2000.







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CAPRI CORP.
                                 (Registrant)


                                 By:/s/ Mehul J. Dave
                                    ------------------------------------
                                    Name:  Mehul J. Dave
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer



     Dated: March 31, 2000